EXHIBIT 10.44

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT made and is effective this 10th day of November, 1998 by and between LASERSIGHT INCORPORATED, a Delaware corporation (the "Corporation"), whose address for notice purposes is 3300 University Boulevard, Suite 140, Winter Park, Florida 32792 and MICHAEL DAYTON (the "Employee") whose address for notice purposes is 14802 Hadleigh Way, Tampa, Florida 33624. In consideration of the employment of Employee, the compensation to be paid hereunder and other good and valuable consideration, Corporation agrees to hire Employee and Employee agrees to work for Corporation upon the following terms and conditions:


                         PARAGRAPH 1: DUTIES OF EMPLOYEE
                         -------------------------------

     1.01 Acceptance of Employment. Employee is employed by Corporation on a full-time basis to render services on behalf of Corporation as its Senior Vice President and Chief Technical Officer. Employee shall provide services in the areas of:

            (a) Regulatory Affairs; with the responsibility and authority to assure the Corporation's conformance with U.S. and international government health authority regulations, as relating to the manufacture, sale and distribution of the Corporation's products.

            (b) Quality Assurance; with the responsibility and authority for assuring Corporation compliance with U.S. and international quality system requirements for the Corporation's medical manufacturing facilities;

            (c) Clinical Research; with the responsibility and authority for conducting clinical trials research for the purpose of supporting product approval applications for submission to government health authorities.

            (d) Employee shall, at the request of the Corporation's Chief Executive Officer (the "CEO"), participate in meetings of the Corporations' Board of Directors by providing such Board with information regarding the Corporation's regulatory affairs, quality assurance and clinical research activities as described in this Section 1.01. In addition, upon receipt of approval from the Corporation's Board of Directors to the formation of a Regulatory Compliance Committee, the Employee shall serve as a member of such committee during the term of this Agreement.

Employee hereby accepts such full-time employment and shall devote the necessary skill, energy and attention to the business of the Corporation, and shall perform his duties, for the purpose of advancing the business of the Corporation. Employee shall report to the CEO.

     1.02 Limitation on Authority. Without the consent of the CEO, Employee shall have no actual, apparent, express or implied authority to:

            (a) Pledge the credit of Corporation or any of its other employees;

            (b) Release or discharge any debt due Corporation unless Corporation has received the full amount thereof;

            (c) Sell, mortgage, transfer or otherwise dispose of any assets of Corporation; or

            (d) Perform, on behalf of the Corporation, any other action that is outside the scope of Employee's duties described in Section 1.01.


                            PARAGRAPH 2: COMPENSATION
                            -------------------------

     2.01 Salary. Corporation shall pay to Employee as compensation for Employee's services an annual base salary of $150,000.00 ("Employee's Salary"), payable biweekly. Employee shall receive a $20,000.00 bonus that will be paid in connection with the Corporation's first regularly scheduled payroll date following the date of this Agreement. All salary payments shall be subject to withholding, social security and other applicable taxes.

     2.02   Stock Options.

            (a) Upon the first day of employment under this Agreement, employee will be granted stock options (the "Options") pursuant to the Corporation's Amended and Restated 1996 Equity Incentive Plan, as amended (the "Plan"), for the acquisition of 75,000 shares of the Corporation's common stock with such shares to be registered and freely tradable on NASDAQ immediately upon exercise of the Options. As more fully set forth in the Award Agreement attached hereto as Exhibit "A", the Options will be granted at a price equal to the NASDAQ closing price on the effective date of this Agreement. 40,000 of the options shall be exercisable on or after January 1, 1999 and 35,000 of the options shall be exercisable on or after January 1, 2000.

            (b) In the event of a Change of Control (as defined in the Plan) all of the Options will immediately vest and be exercisable upon the date of such Change of Control.

            (c) If this Agreement is terminated without Cause (as defined in Paragraph 5), then the Options which have not previously vested will terminate and be of no further force and effect and the Employee will have twelve (12) months immediately after the date of such termination to exercise any Options which had previously vested. If the Options previously vested are not exercised on or before twelve (12) months immediately following the date of such termination, then such Options will terminate and be of no further force and effect.

            (d) If this Agreement is terminated for Cause (as defined in Paragraph 5), then the Options not previously vested will terminate and be of no further force and effect and the Employee will have thirty (30) days immediately after the date of such termination to exercise any Options which had previously vested. If the Options previously vested are not exercised on or before the 30th day immediately following the date of termination, then such Options will terminate and be of no further force and effect.


                              PARAGRAPH 3: BENEFITS
                              ---------------------

     Upon  commencement  of  full-time   employment  with  the  Corporation,
Corporation shall pay for and provide Employee with the fringe benefits, at a minimum level equal to other of the Corporation's employees, including, but not limited to, the following:

     3.01 Medical Insurance Policy. Corporation shall purchase at its expense a major non-HMO medical insurance policy insuring Employee and his dependents, which policy shall be reasonably acceptable to Employee, provided that if the Corporation does not provide this type of medical insurance for any other Corporation employee, then at the Employee's option (i) the Corporation will provide Employee with the health insurance provided to other Corporation employees, or (ii) Employee may elect not to receive health insurance coverage from the Corporation and in such event the Corporation shall pay the Employee in cash on a monthly basis up to $450.00 as reimbursement for Employee's expenses incurred in connection with the purchase of health insurance for Employee and his dependents.

     3.02 Life Insurance. Corporation shall provide life insurance covering Employee's life in an amount consistent with other Corporation employees, but in no event less than two and one-half (2 1/2) times Employee's salary, subject to a maximum of $300,000. Benefits under such policy will be payable to the beneficiary or beneficiaries designated in writing by Employee.

     3.03 Vacation and Time Off. Employee shall be entitled to three weeks of paid vacation annually.

     3.04   Death  During  Employment.   If  the  Employee  dies  during  the
Employment Term, the Corporation shall pay to the estate of Employee the compensation that would otherwise be payable to the Employee through the last date on which Employee worked.

     3.05 Automobile. Employee shall receive from the Corporation a monthly car allowance payment of $650.00 per month.

     3.06 401(k) Plan. Upon meeting eligibility requirements, Employee shall participate in the Corporation's qualified pension plans, including any profit sharing and 401(k) plan.

     3.07 Disability Insurance. Corporation shall purchase at its expense, a long term disability insurance policy covering Employee which shall provide the same coverage as is supplied to other employees of the Corporation.

                                PARAGRAPH 4: TERM
                                -----------------

         The Employment Term shall be as of the date of execution of this Agreement and it shall remain effective and continue in force and effect for a period of two years and thereafter, at the end of the second year and each subsequent year, shall be automatically renewed for an additional year, unless either party gives written notice of its intent not to renew this Agreement at least 60 days prior to the end of the then current term. Notwithstanding the foregoing, Employee's salary specified above shall only be effective through the end of the first year of employment, and the same may be renegotiated in the last month of each year of employment for the following year until this Agreement is terminated. Employee's salary shall not be reduced without the written consent of Employee.


                     PARAGRAPH 5: TERMINATION OF EMPLOYMENT
                     --------------------------------------

         Corporation may terminate this Agreement at any time for "Cause", which shall mean situations where the Employee does not satisfactorily render services to the Corporation due to intoxication from or habitual use of alcohol or illegal drugs, gross neglect of Employee's duties which are within Employee's control (which is not cured within ten days after written notice of such neglect is delivered to Employee), personal dishonesty or conviction of a felony. Such termination shall be effective upon the delivery of a written notice thereof to Employee or at such later time as may be designated in said notice, and Employee shall vacate the offices of Corporation on or before such effective date. Employee may terminate this Agreement only upon the Corporation's bankruptcy, insolvency or dissolution, or upon the Corporation's breach of the terms of this Agreement. Employee or Corporation may terminate this Agreement without cause upon 60 days prior written notice. In the event Corporation terminates this Agreement for any reason (other than for Cause or non-renewal pursuant to Paragraph 4), Corporation shall be obligated to pay Employee (in accordance with Corporation's standard payroll practices) a severance allowance equal to one (1) years salary and health insurance benefits, less all amounts required to be withheld and deducted. In addition, if allowed under the terms of Corporation's then effective group life insurance and group disability insurance plans, Employee shall continue to receive Corporation's standard life insurance and disability insurance benefits during the one year severance period.


                       PARAGRAPH 6: REIMBURSABLE EXPENSES
                       ----------------------------------

         Except  as  herein  otherwise  provided,   Corporation  will  reimburse
Employee, and Employee is entitled to charge to Corporation, all expenses incurred by Employee, in and about the regular course of Corporation's business. Such expenses shall include, but not be limited to:

     6.01 Travel. Employee's necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips for educational, professional or other related meetings or in connection with other events that contribute to the benefit of Corporation which are paid by Employee and are in accordance with established corporate policy, or as specifically authorized by the Board of Directors. If Employee travels on any international flights, Employee shall fly and be reimbursed for Business Class seating.

     6.02 Moving Expenses. The actual costs of moving the Employee's principal residence, furniture and personal belongings from Tampa, Florida to Orlando, Florida not to exceed $20,000.00.

     6.03 Interim Living Expenses. For a period ending on or before November 30, 1999, the Corporation will reimburse Employee for Employee's "interim living expenses" associated with Employee's relocating activities. These interim living expenses will include, but not be limited to, the cost of any transportation, apartment, utilities, electric and telephone incurred by Employee while searching for a permanent residence. In no event will the Corporation's obligations under this Section 6.03 exceed $25,000.00 without the Corporation's prior written consent.

     6.04 Professional Fees. License fees, membership dues and professional organizations and subscriptions to professional journals that are approved as part of the Corporation's annual budget.

     6.05 Cellular Telephone Expenses. Cellular telephone expenses incurred by Employee in connection with Employee's duties as an Employee of the Corporation.

                     PARAGRAPH 7: INVENTIONS/INDEMNIFICATION
                     ---------------------------------------

     7.01 Inventions. The parties agree that any invention in the field of ophthalmology and/or refractive surgery invented by Employee during the term of this Agreement shall become the sole property of Corporation in exchange for consideration paid to Employee in an amount to be reasonably agreed upon by the parties based on the market value of such invention and other consideration paid to employees for inventions developed by such employees.

     7.02 Indemnification. To the fullest extent permitted by law, the Corporation's Certificate of Incorporation and the Corporation's bylaws the Corporation hereby agrees to protect, defend, indemnify and hold Employee harmless from any and all liability, loss or damages (including, but not limited to, attorneys fees and costs of settlement, trial and appeal) which Employee may suffer as a result of any claims, demands, allegations of fraud or criminal wrongdoing (provided Employee had either reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful), costs or judgments against Employee predicated upon or arising out of Employee's services rendered by Employee to the Corporation. This indemnification obligation shall survive any termination of this Agreement.


                   PARAGRAPH 8: NON-COMPETTION/CONFIDENTIALITY
                   -------------------------------------------

     8.01 Restriction Against Competition. The Employee agrees that while he is employed by the Corporation pursuant to this Agreement, and for each month following the effective date of termination of this Agreement for which the Corporation pays to Employee a sum equivalent to one month of Employee's Salary

(collectively, the "Restricted Period"), Employee shall not, directly or indirectly, as a partner, officer, director, agent, consultant or otherwise:

            (a) engage in any business that competes with the business of the Corporation (herein to mean all subsidiaries, divisions, and assigns of the Corporation) as conducted by the Corporation as of the effective date of the termination of this Agreement in any state where the Corporation is conducting business;

            (b) purposefully interfere or attempt to interfere with any of the Corporation's contracts or business relationships or advantages existing and in effect as of the effective date of termination of this Agreement;

            (c) solicit for employment, either directly or indirectly, for himself or for another, any of the technical or professional employed by the Corporation, provided that with regard to the period after the termination of this Agreement such restriction shall apply only to such employees employed by the Corporation during the six (6) months prior to the expiration of the Restricted Period;

            (d) purposefully interfere with the business relationship of or solicit the business or orders of (a) customers of the Corporation, provided that with regard to the period after the termination of this Agreement such restriction shall apply only to such parties who were customers during the 60 days prior to the expiration of the Restricted Period; or (b) a prospective or potential customer of the Corporation, such restriction shall apply only to prospective or potential customers (i) to whom the Corporation has submitted a formal quotation within the immediately preceding one year period, or (ii) that have been previously listed or identified in writing by the Corporation as a business prospect at any time during the immediately preceding one year period.

                The parties agree that if the Employee commits a breach of the covenants of Section 8.01 of this Agreement, the Corporation shall have the right to seek and obtain all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that such breach would cause irreparable injury to the parties and that money damages would not provide adequate remedy therefor.

     8.02   Protection of Confidential Information.

            (a) Confidentiality. During the term of this Agreement and for a period of twelve (12) months after any termination or expiration thereof, Employee agrees that he will not use for himself or others or divulge or convey to others any secrets or confidential information, knowledge or data of the Corporation obtained by the Employee during his employment with the Corporation. The term "secret or confidential information, knowledge or data" shall not be deemed to include information that is published, information that is generally known throughout the industry or which generally is available to the industry without restriction through no fault of the Employee.

            (b) Injunctive Relief. The Employee agrees that the Corporation's remedies at law for any breach or threat of breach by him of the provisions of paragraph (a) of this Section 8.02 will be inadequate, and that the Corporation shall be entitled to an injunction to prevent breaches of the provision of paragraph (a) of this Section 8.02 and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Corporation may be entitled to by law or equity.

            (c) Return of Documents and Other Property. Upon termination of the Employee's employment with the Corporation, or anytime upon the request of the Corporation, the Employee shall deliver to the Corporation (i) all documents and materials containing secret or confidential information, knowledge or data relating to the Corporation's business and affairs, and (ii) all documents, materials and other property belonging to the Corporation, which in either case are in the possession or under the control of the Employee.


                         PARAGRAPH 9: GENERAL PROVISIONS
                         -------------------------------

     9.01 Attorney's Fees. In connection with any litigation, including appellate proceedings arising out of this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees. Costs and attorneys' fees shall include any and all attorneys' fees incurred in preparation for trial, a trial, on appeal or in bankruptcy proceedings and shall also include paralegal expenses and all reasonable travel, copying and transmission costs of the attorneys, expert witness fees, the costs of investigation and proof of facts, and the costs of any sales, services, value added or similar tax imposed upon amounts relating to any services or costs described in this sentence.

     9.02 No Waiver. The failure of any party at any time to require performance by another party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter; nor shall the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     9.03 Captions. The headings contained herein are merely for the convenience of the parties, and the context of such paragraphs shall control the respective meanings. The masculine, feminine and neuter general and the singular and plural shall each be deemed to include the other whenever the context so indicates.

     9.04 Invalid Provision. In case any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     9.05 Modifications. This Agreement may be modified or amended only by the written consent of the parties hereto.

     9.06 Construction and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Any action, by any party, to enforce or interpret any terms of this Agreement, or any dispute arising out of or related to this Agreement, shall be exclusively commenced, brought before, and decided by the Circuit Court for Hillsborough County, Florida, in the case of state actions or the Federal District Court for the

Middle District of Florida, in the case of Federal actions. The parties hereby consent and agree to the above-described venue and jurisdiction of such courts and actions.

     9.07 Entire Agreement. This writing contains the entire agreement of the parties, and no representations or agreements, oral or otherwise, between the parties prior or subsequent to the signing of this Agreement not embodied herein shall be of any force and effect.

     9.08 Interpretation - No Presumption. It is acknowledged by the parties that this Agreement is the result of negotiated suggestions of all parties, and therefore, no presumptions shall arise favoring any party by virtue of the authorship of any of the provisions herein or the modification, addition or deletion of provisions in prior drafts hereof.

     9.09 Notices. Any notice or other communication to any party shall be sent by certified or registered mail or via receipted express mail, to such party's respective address set forth in the first paragraph of this Agreement, or to such other address as such party may designated from time to time by written notice to the other.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed the day and year first above written.


                                                     LASERSIGHT INCORPORATED
                                                     a Delaware corporation


                                                     By: /s/Michael R. Farris
                                                        ------------------------


                                                         /s/Michael P. Dayton
                                                        ------------------------
                                                        MICHAEL P. DAYTON